UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 3, 2022
Date of Report (Date of earliest event reported)
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39733 (Commission File Number)	98-1550429 (I.R.S. Employer Identification Number)
8226 Philips Highway, Suite 101 Jacksonville, Florida 32256
(Address of principal executive offices and zip code)
(650) 701-7722
(Registrant's telephone number, including area code)
__________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Warrants, each to purchase one share of Common Stock	RDW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.
On October 3, 2022, Redwire Space Europe, LLC, a Delaware limited liability company (the “Purchaser”) and a subsidiary of Redwire Corporation (the “Company”), entered into an agreement (the “Purchase Agreement”) between the Purchaser, the companies details of which are set out in Part 1 of Schedule 1 of the Purchase Agreement (the “Vendors”) and AE Industrial Partners Fund II, LP (the “Investor”) relating to the sale by the Vendors and purchase by the Purchaser of the whole of the issued share capital of QinetiQ Space NV, a public limited liability company (naamloze vennootschap / société anonyme), incorporated under the laws of Belgium (“Space NV”). Pursuant to the Purchase Agreement, the Purchaser will acquire from the Vendors 871 issued fully paid up ordinary shares without designation of nominal value of Space NV (the “Space NV Shares”), which represents all of the issued share capital of Space NV (collectively, the “Acquisition”). The Purchaser will pay the Vendors consideration for the Space NV Shares apportioned between the Vendors in accordance with the Purchase Agreement in the aggregate of €32 million (the “Consideration”). The Consideration will be adjusted post-Completion by reference to customary cash, debt and working capital adjustments (the Consideration with such adjustments, the “Completion Date Consideration”). Capitalized terms used, but not otherwise defined, herein have the definitions ascribed to them in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature, including a representation that there are no contractual obligations remaining between (x) Space NV and/or its subsidiaries and (y) any Vendor Associate (as defined in the Purchase Agreement). The parties to the Loan Agreement each have agreed to certain pre-Completion obligations during the period between the execution of the Purchase Agreement and Completion, including (i) that Space NV and its subsidiaries will conduct business in all material respects in the ordinary course; (ii) that there will not be any amendments to material contracts, hiring or termination of senior employees without cause, or certain changes to property of Space NV and its subsidiaries; (iii) the requirement that Space NV and/or its subsidiaries provide notice to the Purchaser of any meeting of its respective board of directors and allow a representative of the Purchaser to attend, and (iv) a prohibition on any of Space NV or its subsidiaries from taking action in relation to the ongoing restructuring of the Space NV’s joint venture with SES Techcom SA, absent agreement from the Purchaser. Pursuant to the Purchase Agreement, the Completion will occur on or around October 21, 2022, or such other date agreed to by the parties to the Purchase Agreement (the “Completion Date”).

Pursuant to the Purchase Agreement, the Vendors agreed for 36 months following Completion (the “Restricted Period”) not to engage with Space NV or its subsidiaries on any business that competes with the design and building of small satellites, on-board computers, space mechanisms including docking systems and scientific facilities and instruments for research in space as carried on by Space NV and its subsidiaries in the European Union (“E.U.”) during the six month period prior to Completion (the “Restricted Business”). The Vendors also agreed during the Restricted Period not to (i) solicit any person to whom or which Space NV and its subsidiaries at any time during the six-month period prior to Completion have provided Restricted Business (a “Client”) for the purpose of providing Restricted Business in the E.U.; (ii) accept orders for Restricted Business in the E.U. from any Client; or (iii) entice employees away from Space NV and its subsidiaries. The Purchaser also agreed not to entice employees away from a Vendor or its subsidiaries during the Restricted Period.

In connection with the Acquisition, the Purchaser was granted a warranty and indemnity insurance policy (the “W&I Policy”). The W&I Policy includes an express and irrevocable waiver of any rights of subrogation, or contribution or other similar rights which the insurer under the W&I Policy may otherwise have against the Vendors, except in the case of fraud on the part of any Vendor. Pursuant to the Purchase Agreement, the Purchaser will pay all costs associated with the W&I Policy.

In addition, the Purchase Agreement contains a guarantee by the Investor to each of the Vendors (the “Guaranty”), of the payment by the Purchaser, when due, of (a) at the Completion Date, the Completion Date Consideration and (b) following the Completion Date, any additional Consideration payable to the Vendors under the terms of the Purchase Agreement. The Investor further agreed that it will, in the event of default by the Purchaser, upon written demand by QinetiQ Limited (the “Vendors’ Representative”), perform (or procure the performance of) such obligation or pay such amount as if it were the principal obligor under the Purchase Agreement. Pursuant to the Purchase Agreement, the maximum amount payable under the Guaranty will not exceed $36 million.

The Purchaser received the requisite regulatory approvals pursuant to the UK National Security and Investment Act 2021 for the Acquisition.

The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by the Purchase Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.02 - Results of Operations and Financial Condition.

In connection with the announcement of the Acquisition, on October 3, 2022, the Company prepared an investor presentation (the "Presentation"), which included in the Appendix, on slide 14, disclosure of free cash flow for certain historical periods. Free cash flow is a non-GAAP measure that the Company defines as net cash provided by (used in) operating activities less capital expenditures. For more information regarding this metric, including its reconciliation to its most directly comparable GAAP metric, please see slide 14 of the Presentation furnished as Exhibit 99.2 with this Current Report on Form 8-K, and which slide is incorporated by reference herein.

Item 7.01 - Regulation FD Disclosure.
On October 3, 2022, the Company issued a press release (the “Press Release”) announcing the Acquisition. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On October 3, 2022, the Company provided the Presentation prepared for use in connection with the announcement of the Acquisition. A copy of the Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 - Other Events.
On October 3, 2022, the Investor, in connection with the Guaranty, agreed to provide the Company on the date of Completion with up to $40 million of equity financing (the “Equity Commitment”) to be used by the Purchaser to fund the Acquisition and for other permitted uses, in cash by wire transfer of immediately available funds in exchange for the purchase of equity-linked securities (the "Equity-Linked Securities") of the Company pursuant to that certain equity commitment letter dated October 3, 2022, from the Investor and accepted and agreed to by the Purchaser and the Company (the “Equity Commitment Letter”). The Equity Commitment Letter contains customary representations and warranties of the Company and the Investor.

Pursuant to the Equity Commitment Letter, the Equity Commitment is conditioned upon, among others, (i) the execution and delivery of the Purchase Agreement, and satisfaction of all closing conditions and pre-completion obligations thereunder; (ii) the Company having taken such actions as necessary to cause the Equity-Linked Securities to be issued; (iii) neither the Company nor any of its subsidiaries having issued or entered into any agreement to issue any equity interests, subject to certain exceptions, (iv) the representations and warranties of Company included in the Equity Commitment Letter being true and correct at the time of Completion and (v) the execution and delivery of a credit agreement amendment (the “Amendment”) which amends the Credit Agreement, dated as of October 28, 2020 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by and among the Redwire Holdings, LLC, Redwire Intermediate Holdings, LLC, the other borrowers party thereto, the other guarantors party thereto, Adams Street Credit Advisors LP, as administrative agent and as collateral agent and each lender party thereto, and whereby the Amendment will provide that the Fourth Amendment Support Agreement (as defined in the Credit Agreement) will be reduced by the aggregate amount required to be paid by the Guarantors (as defined therein) pursuant to the Equity Commitment Letter or Clause 23 of the Purchase Agreement.

The Equity Commitment Letter will terminate if the Purchase Agreement is terminated in accordance with its terms, apart from certain surviving obligations.

Forward-Looking Statements
This Current Report contains “forward-looking statements” about Redwire's future expectations, plans, outlook, projections and prospects. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although Redwire believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions. these statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this communication include, but are not limited to, Redwire’s proposed acquisition of Space NV, including the timing and structure of the transaction, the financing of the transaction, the likelihood and ability of the parties to successfully consummate the proposed acquisition, and the financial and other effects following the proposed acquisition. These forward-looking statements are subject to a number of risks and uncertainties including, among others, Redwire's ability to complete the acquisition and the financing for the transaction, including completion of the definitive documents with respect to the Equity Commitment Letter and/or securing other potential financing sources. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In addition, you are cautioned that past performance may not be indicative of future results. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements in making an investment decision or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Forward-looking statements speak only as of the date of the document in which they are contained, and Redwire does not undertake any duty to update any forward-looking statements except as may be required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this communication.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*
Agreement relating to the sale and purchase of the whole of the issued share capital of QinetiQ Space NV, dated October 3, 2022 between the Vendors party thereto, Redwire Space Europe, LLC and AE Industrial Partners Fund II, LP.

99.1	Press Release, dated October 3, 2022.
99.2	Investor Presentation, dated October 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Redwire Corporation will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2022

Redwire Corporation

By:	/s/ Jonathan Baliff
Name:	Jonathan Baliff
Title:	Chief Financial Officer and Director